UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34910	90-0607005
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 19, 2021, Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Alion Holding Corp. (“Alion”), a Delaware corporation and the ultimate parent company of Alion Science and Technology Corporation, pursuant to the terms of the Stock Purchase Agreement, dated July 4, 2021 (the “Purchase Agreement”), by and among the Company, Alion Holdings LLC, a Delaware limited liability company, and Alion (the “Acquisition”).

Under the terms and conditions of the Purchase Agreement, the Company acquired all of the outstanding common stock of Alion for $1.65 billion in cash consideration, subject to customary working capital and purchase price adjustments (the “Purchase Price”).

The Purchase Price was funded through the net proceeds of the Company’s recently completed offering of $400 million aggregate principal amount of 0.670% Senior Notes due 2023 and $600 million aggregate principal amount of 2.043% Senior Notes due 2028, together with borrowings under the Company’s Credit Agreement, dated August 2, 2021, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 9, 2021, and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

On August 19, 2021, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information.

The Company will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Alion Holdings LLC, Alion Holding Corp. and Huntington Ingalls Industries, Inc. dated July 4, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 9, 2021)*

99.1	Press Release dated August 19, 2021.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*

All exhibits and schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: August 20, 2021	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President,
Associate General Counsel and Secretary